Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PARTNERS GROUP ACCELERATED GROWTH, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 2023, AT 12:16 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7492845 8100 SR# 20232614991	Authentication: 203476301 Date: 06-02-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:16 PM 06/01/2023 FILED 12:16 PM 06/01/2023 SR 20232614991 - File Number 7492845

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.       The name of the limited liability company is Partners Group Accelerated Growth, LLC

2.       The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Brian J. Igoe
Authorized Person

Name:	Brian J. Igoe
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